                                                                   EXHIBIT 10.16


Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by [****], have been separately filed with the Commission.





                     MASSACHUSETTS INSTITUTE OF TECHNOLOGY


                               LICENSE AGREEMENT


                                  (EXCLUSIVE)

                              TABLE OF CONTENTS

                                                                                                         PAGE
                                                                                                         ----
P R E A M B L E
ARTICLES

1     DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
2     GRANT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
3     DUE DILIGENCE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
4     ROYALTIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
5     REPORTS AND RECORDS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
6     PATENT PROSECUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
7     INFRINGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
8     PRODUCT LIABILITY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
9     EXPORT CONTROLS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
10    NON-USE OF NAMES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
11    ASSIGNMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
12    DISPUTE RESOLUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
13    TERMINATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
14    PAYMENTS, NOTICES AND OTHER COMMUNICATIONS    . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
15    MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

                 This Agreement is made and entered into this _________ day of ___________, 199__, (the "Effective Date") by and between MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139, U.S.A. (hereinafter referred to as "M.I.T."), and VIRUS RESEARCH INSTITUTE, INC., a corporation duly organized under the laws of Massachusetts and having its principal office at 840 Memorial Drive Cambridge, MA 02139 (hereinafter referred to as "LICENSEE").

                              W I T N E S S E T H

                 WHEREAS, M.I.T. is the owner of certain PATENT RIGHTS (as later defined herein) and has the right to grant licenses under said PATENT RIGHTS, subject only to a royalty-free, nonexclusive license heretofore granted to the United States Government;

                 WHEREAS, portions of the M.I.T. PATENT RIGHTS are jointly owned by M.I.T. and Pennsylvania Research Corporation (hereinafter referred to as "PRC") and PRC has granted M.I.T. exclusive rights to license PRC's rights in such PATENT RIGHTS in the medical fields of use according to the institutional agreement dated December 3, 1990 and appended hereto as Appendix C.

                 WHEREAS, M.I.T. desires to have the PATENT RIGHTS utilized in the public interest and is willing to grant a license thereunder;

                 WHEREAS, LICENSEE has represented to M.I.T., to induce M.I.T. to enter into this Agreement, that LICENSEE is experienced in the development of products similar to the LICENSED PRODUCT(s) (as later defined herein) and/or the use of the LICENSED PROCESS(es) (as later defined herein) and that it shall commit itself to a thorough, vigorous and diligent program of exploiting the PATENT RIGHTS so that public utilization shall result therefrom; and

                 WHEREAS, LICENSEE desires to obtain a license under the PATENT RIGHTS upon the terms and conditions hereinafter set forth.

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

                            ARTICLE I - DEFINITIONS

                 For the purposes of this Agreement, the following words and phrases shall have the following meanings:

                 1.1 "LICENSEE" shall include a related company of VIRUS RESEARCH INSTITUTE, INC., the voting stock of which is directly or indirectly at least fifty percent (50%) owned or controlled by VIRUS RESEARCH INSTITUTE, an organization which directly or indirectly controls more than fifty percent (50%) of the voting stock of VIRUS RESEARCH INSTITUTE and an organization, the majority ownership of which is directly or indirectly under common control with VIRUS RESEARCH INSTITUTE, INC.

                 1.2 "PATENT RIGHTS" shall mean all of the following M.I.T. intellectual property:

                 (a) the United States and foreign patents and/or patent applications listed in Appendices A and B;

                 (b) United States and foreign patents issued from the applications listed in Appendices A and B and from divisionals and continuations of these applications;

                 (c) claims of U.S. and foreign continuation-in-part applications, and of the resulting patents, which are directed to subject matter specifically described in the U.S. and foreign applications listed in Appendices A and B;

                 (d) claims of all foreign patent applications, and of the resulting patents, which are directed to subject matter specifically described in the United States patents and/or patent applications described in (a),
                          (b) or (c) above; and

                 (e)      any reissues of United States patents described in
                          (a), (b) or (c)above.

                 1.3 A "LICENSED PRODUCT" shall mean any product or part thereof which:

                 (a) is covered in whole or in part by an issued, unexpired claim or a pending claim which has not been declared invalid by a court of Competent Jurisdiction from which there is no appeal or from which no appeal is taken contained in the PATENT RIGHTS in the country in which any such product or part thereof is made, used or sold; or

The information below marked by [****] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.


                 (b) is manufactured by using a process or is employed to practice a process which is covered in whole or in part by an issued, unexpired claim or a pending claim which has not been declared invalid by a court of Competent Jurisdiction from which there is no appeal or from which no appeal is taken contained in the PATENT RIGHTS in the country in which any LICENSED PROCESS is used or in which such product or part thereof is used or sold.

                 1.4 A "LICENSED PROCESS" shall mean any process which is covered in whole or in part by an issued, unexpired claim or a pending claim which has not been declared invalid by a court of Competent Jurisdiction from which there is no appeal or from which no appeal is taken contained in the PATENT RIGHTS.

                 1.5 "NET SALES" shall mean LICENSEE's (and its sublicensees') billings for LICENSED PRODUCTS and LICENSED PROCESSES produced hereunder less the sum of the following:

                 (a)      discounts allowed in amounts customary in the trade;

                 (b) sales, tariff duties and/or use taxes directly imposed and with reference to particular sales;

                 (c)      outbound transportation prepaid or allowed; and

                 (d)      amounts allowed or credited on returns.

                 No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by LICENSEE and on its payroll, or for cost of collections. LICENSED PRODUCTS shall be considered "sold" when billed out or invoiced.

                 1.6      "TERRITORY" [****]

                 1.7 "FIELD OF USE" shall mean non-injected delivery of vaccines and immunotherapeutics to all mucosal surfaces (including oral delivery).

The information below marked by [****] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.

                               ARTICLE  2 - GRANT

                 2.1 M.I.T. hereby grants to LICENSEE the right and license to make, have made, use, lease and sell the LICENSED PRODUCTS and to practice the LICENSED PROCESSES in the TERRITORY for the FIELD OF USE to the end of the term for which the PATENT RIGHTS are granted unless this Agreement shall be sooner terminated according to the terms hereof.

                 2.2 LICENSEE agrees that LICENSED PRODUCTS leased or sold in the United States shall be manufactured substantially in the United States.

                 2.3      [****]

                 2.4 M.I.T. reserves the right to practice under the PATENT RIGHTS for noncommercial research purposes.

                 2.5 In addition to the options granted in the Sponsored Research Agreement of Appendix C, M.I.T. further grants to LICENSEE a first option to an exclusive license in the Field of Use to other new inventions which:

                 (a)      [****]

                 (b)      [****]

                 (c)      [****]

                 This option for any new invention shall be exercisable within six months after the date on which M.I.T. notifies LICENSEE that the new invention has been reported, under the following terms:

                 (i)      [****]

                 (ii)     [****]

                 (iii)    [****]

                 (iv)     [****]

The information below marked by [****] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.

                 2.6 LICENSEE shall have the right to enter into sublicensing agreements for the rights, privileges and licenses granted hereunder.

                 2.7 LICENSEE agrees that any sublicenses granted by it shall provide that the obligations to M.I.T. of Articles 2, 5, 7, 8, 9, 10, 12, 13, and 15 of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement. LICENSEE further agrees to attach copies of these Articles to sublicense agreements.

                 2.8 LICENSEE agrees to forward to M.I.T. a copy of any and all sublicense agreements promptly upon execution by the parties.

                 2.9 LICENSEE shall not receive from sublicensees anything of value in lieu of cash payments in consideration for any sublicense under this Agreement, without the express prior written permission of M.I.T.

                 2.10 The license granted hereunder shall not be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology not specifically set forth in Appendix A, Appendix B or Section
2.5 hereof.

                           ARTICLE 3 - DUE DILIGENCE

                 3.1 LICENSEE shall use its best efforts to bring one or more LICENSED PRODUCTS or LICENSED PROCESSES to market through a thorough, vigorous and diligent program for exploitation of the PATENT RIGHTS and to thereafter continue active, diligent marketing efforts for one or more LICENSED PRODUCTS or LICENSED PROCESSES throughout the life of this Agreement. [****] to the bringing to market of a LICENSED PRODUCT or LICENSED PROCESS throughout the term of this Agreement until the first commercial sale of a LICENSED PRODUCT or commercial use of a LICENSED PROCESS.

                 3.2 In addition, LICENSEE shall adhere to the following milestones:

                 (a)      [****]

                 (b)      [****]

The information below marked by [****] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.

                 3.3 LICENSEE's failure to perform in accordance with Paragraphs 3.1 and 3.2 above shall be grounds for M.I.T. to terminate this Agreement pursuant to Paragraph 13.3 hereof.

                             ARTICLE 4 - ROYALTIES

                 4.1 For the rights, privileges and license ranted hereunder, LICENSEE shall pay royalties to M.I.T. in the manner hereinafter provided to the end of the term of the PATENT RIGHTS or until this Agreement shall be terminated:

                 a)       [****]

                 b)       [****]

                 (c)      [****]

                 (d)      [****]

                 4.2      [****]

                 4.3      [****]

                 4.4 If LICENSEE sells LICENSED PRODUCTS to or under arrangement with a governmental or non-profit organization (such as the World Health Organization), and if such sales [****]

                 4.5 No multiple royalties shall be payable because any LICENSED PRODUCT, its manufacture, use, lease or sale are or shall be covered by more than one PATENT RIGHTS patent application or PATENT RIGHTS patent licensed under this Agreement.

                 4.6 Except as provided in Section 4.7 below, royalty payments shall be paid in United States dollars in Cambridge, Massachusetts, or at such other place as M.I.T. may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the Chase

Manhattan Bank (N.A.) on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

                 4.7 If by law, regulation, or fiscal policy of a particular country, conversion into United States dollars or transfer of funds of a convertible currency to the United States is restricted or forbidden, LICENSEE shall give M.I.T. prompt notice in writing and shall pay the royalty and other amounts due through such means or methods as are lawful in such country as M.I.T. may reasonably designate. Failing the designation by M.I.T. of such lawful means or methods within thirty (30) days after such notice is given to M.I.T., LICENSEE shall deposit such royalty payment in local currency to the credit of M.I.T. in a recognized banking institution designated by M.I.T., or if none is designated by M.I.T. within the thirty (30) day period described above, in a recognized banking institution selected by LICENSEE and identified in a written notice to M.I.T. by LICENSEE, and such deposit shall fulfill all obligations of LICENSEE to M.I.T. with respect to such royalties.

                        ARTICLE 5 - REPORTS AND RECORDS

                 5.1 LICENSEE shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to M.I.T. hereunder. Said books of account shall be kept at LICENSEE's principal place of business or the principal place of business of the appropriate division of LICENSEE to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times for five (5) years following the end of the calendar year to which they pertain, to the inspection of M.I.T. or its Agents for the purpose of verifying LICENSEE's royalty statement or compliance in other respects with this Agreement. Should such inspection lead to the discovery of a greater than ten percent (10%) discrepancy in reporting, LICENSEE agrees to pay the full cost of such inspection.

                 5.2 Prior to the first calendar quarter in which Net Sales occur, LICENSEE shall provide M.I.T. with an annual summary of LICENSEE's efforts during the preceding year to bring to market a LICENSED PRODUCT or LICENSED PROCESS. Beginning with the first calendar quarter in which Net Sales occur, LICENSEE, within ninety (90) days after March 31, June 30, September 30 and December 31, of each year, shall in place of such annual reports deliver to M.I.T. true and accurate reports, giving such particulars of the business conducted by LICENSEE and its sublicensees during the preceding three-month period under this Agreement as shall be pertinent to a royalty accounting hereunder. These quarterly reports shall include at least the following:

                 (a) number of LICENSED PRODUCT manufactured and sold by LICENSEE and all sublicensees;

                 (b) total billings for LICENSED PRODUCTS sold by LICENSEE and all sublicensees;

                 (c) accounting for all LICENSED PROCESSES used or sold by LICENSEE and all sublicensees;

                 (d)      deductions applicable as provided in Paragraph 1.5;

                 (e)      total royalties due; and

                 (f)      names and addresses of all sublicensees of LICENSEE.

                 5.3 With each such report submitted, LICENSEE shall pay to M.I.T. the royalties due and payable under this Agreement. If no royalties shall be due, LICENSEE shall so report.

                 5.4 On or before the ninetieth (90th) day following the close of LICENSEE's fiscal year, LICENSEE shall provide M.I.T. with LICENSEE's certified financial statements for the preceding fiscal year including, at a minimum, a Balance Sheet and an Operating Statement.

                 5.5 The royalty payments set forth in this Agreement and amounts due under Article 6 shall, if overdue, bear interest until payment at a per annum rate two percent (2%) above the prime rate in effect at the Chase Manhattan Bank (N.A.) on the due date. The payment of such interest shall not foreclose M.I.T. from exercising any other rights it may have as a consequence of the lateness of any payment.

                         ARTICLE 6 - PATENT PROSECUTION

                 6.1 Except as provided in Section 6.4, M.I.T. shall apply for, seek prompt issuance of, and maintain during the term of this Agreement the PATENT RIGHTS in the United States and in the foreign countries listed in Appendix B hereto. Appendix B may be amended by

The information below marked by [****] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.

verbal agreement of both parties, such agreement to be confirmed in writing within ten (10) days. The prosecution, filing and maintenance of all PATENT RIGHTS patents and applications shall be the primary responsibility of M.I.T.; provided, however, that patent counsel selected by M.I.T. is reasonably acceptable to LICENSEE. M.I.T. (and by instruction its patent counsel) shall consult with LICENSEE and its patent counsel as to the preparation and filing, prosecution and maintenance of PATENT RIGHTS, and shall furnish to LICENSEE and its patent counsel copies of documents relevant to such preparation, filing, prosecution or maintenance sufficiently prior to filing such documents or making any payment due thereunder to allow for review and comment by LICENSEE and its patent counsel. If, as a result of any such consultation, LICENSEE shall elect not to pay the expenses of any patent application or patent included in PATENT RIGHTS (which election may be limited to a specific country or countries), LICENSEE shall so notify M.I.T. within thirty (30) days of such consultation and shall thereby surrender its rights under PATENT RIGHTS in the country or countries affected, provided, however, that LICENSEE shall remain obligated to reimburse M.I.T. for any costs incurred with respect to such patent application or patent prior to said election. M.I.T. agrees that it shall not abandon the prosecution of any patent applications under PATENT RIGHTS nor shall it fail to make any payment or fail to take any other action necessary to obtain or maintain a patent under PATENT RIGHTS unless it has notified LICENSEE in sufficient time for LICENSEE to assume such prosecution, make such payment or take such action, and LICENSEE shall thereafter have the right to prosecute and/or maintain such PATENT RIGHTS at its expense in M.I.T.'s name, and M.I.T. shall thereafter render to LICENSEE all necessary assistance in order to facilitate such prosecution and/or maintenance.

                 6.2 LICENSEE shall reimburse M.I.T. for payment of all fees and costs relating to the filing, prosecution, and maintenance of the PATENT RIGHTS incurred by M.I.T. after the Effective Date of this Agreement.

                 6.3      [****]

                 6.4 If, pursuant to Section 8.B.2 of the Research Agreement, LICENSEE obtains an exclusive license to a new invention which is added to PATENT RIGHTS, and if such new invention is jointly owned pursuant to
Section 8.F. of the Research Agreement ("JOINT PATENT RIGHTS"), LICENSEE shall apply for, seek prompt issuance of, and maintain during the term of this Agreement at its own expense such JOINT PATENT RIGHTS in the United States and in such other countries as LICENSEE shall have elected. The prosecution, filing and maintenance of JOINT PATENT RIGHTS shall be the primary responsibility of LICENSEE; provided, however that patent counsel selected by LICENSEE is reasonably acceptable to M.I.T. LICENSEE (and by instruction its patent counsel) shall consult with M.I.T. and its patent counsel as to the preparation and filing, prosecution and maintenance of JOINT PATENT RIGHTS, and shall furnish to M.I.T. and its patent counsel copies of documents relevant to such preparation, filing, prosecution or maintenance sufficiently prior to filing such documents or making any payment due thereunder to allow for review and comment by M.I.T. and its patent counsel. If, at any time, LICENSEE shall elect not to pay the expenses of any patent application or patent included in JOINT PATENT RIGHTS (which election may be limited to a specific country or countries), LICENSEE shall so notify M.I.T. within thirty (30) days of such consultation and shall thereby surrender its rights under JOINT PATENT RIGHTS in the country or countries affected, provided, however, that LICENSEE shall remain obligated for any COSTS incurred with respect to such patent application or patent prior to said election. LICENSEE agrees that it shall not abandon the prosecution of any patent applications under JOINT PATENT RIGHTS nor shall it fail to make any payment or fail to take any other action necessary to obtain or maintain, in a patent under JOINT PATENT RIGHTS unless it has notified M.I.T. in sufficient time for M.I.T. to assume such prosecution, make such payment or take such action, and M.I.T. shall thereafter have the right to prosecute and/or maintain such JOINT PATENT RIGHTS at its expense in LICENSEE's name, and LICENSEE shall thereafter render to M.I.T. all necessary assistance in order to facilitate such prosecution and/or maintenance.

The information below marked by [****] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.

                            ARTICLE 7 - INFRINGEMENT

                 7.1 LICENSEE shall inform M.I.T. promptly in writing of any alleged infringement of the PATENT RIGHTS by a third party of which LICENSEE becomes aware and of any available evidence thereof.

                 7.2 During the term of this Agreement, M.I.T. shall have the right, but shall not be obligated to prosecute at its own expense all infringements of the PATENT RIGHTS and, in furtherance of such right, LICENSEE hereby agrees that M.I.T. may include LICENSEE as a party plaintiff in any such suit, without expense to LICENSEE. M.I.T.'s choice of counsel in any such suit shall be subject to LICENSEE's approval, providing that such approval shall not be unreasonably withheld. The total cost of any such infringement action commenced or defended [****]

                 7.3 If within six (6) months after having been notified of any alleged infringement, M.I.T. shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if M.I.T. shall notify LICENSEE at any time prior thereto of its intention not to bring suit against any alleged infringer in the TERRITORY for the FIELD OF USE, then, and in those events only, LICENSEE shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the PATENT RIGHTS in the TERRITORY for the FIELD OF USE, and LICENSEE may, for such purposes, use the name of M.I.T. as party plaintiff; provided, however, that such right to bring such an infringement action shall remain in effect only for so long as the license granted herein remains exclusive. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of M.I.T., which consent shall not unreasonably be withheld. LICENSEE shall indemnify M.I.T. against any order for costs that may be made against M.I.T. in such proceedings.

                 7.4 In the event that LICENSEE shall undertake the enforcement and/or defense of the PATENT RIGHTS by litigation, [****] Any recovery of damages by LICENSEE

The information below marked by [****] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.

for each such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of LICENSEE relating to such suit, [****]

                 7.5 For any patent of the PATENT RIGHTS jointly owned by M.I.T. and LICENSEE, LICENSEE shall have the first right to enforce and/or defend the patent. Other provisions of such enforcement or defense by LICENSEE shall be in accordance with Paragraphs 7.3 and 7.4 above. If LICENSEE chooses not to enforce or defend such patent, M.I.T. shall then have the right to do so, in accordance with the provisions of Paragraph 7.2 above.

                 7.6 In the event that a declaratory judgment action alleging invalidity or noninfringement of any of the PATENT RIGHTS shall be brought against LICENSEE, M.I.T., at its option, shall have the right, within thirty (30) days after commencement of such action, to intervene and take over the sole defense of the action at its own expense.

                 7.7 In any infringement suit as either party may institute to enforce the PATENT RIGHTS pursuant to this Agreement, the other party hereto shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

                         ARTICLE 8 - PRODUCT LIABILITY

                 8.1 LICENSEE shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold M.I.T. and PRC, their trustees, officers, employees and affiliates, harmless against all claims and expenses, including legal expenses and reasonable attorneys' fees, rising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the LICENSED PRODUCT(s) and/or LICENSED PROCESS(es) or arising from any obligation of LICENSEE hereunder.

                 8.2 Commencing not later than commencement of human trials of any LICENSED PRODUCT, LICENSEE shall obtain and carry in full force and effect liability insurance which shall protect LICENSEE and M.I.T. in regard to events covered by Paragraph 8.1 above, providing that such insurance is available at commercially acceptable rates.

                 8.3 M.I.T. warrants that it owns above or jointly with PRC the PATENT RIGHTS and that it has the right to grant the rights and licenses granted in this agreement. M.I.T.'s total liability under this warranty shall be limited to the amounts paid by LICENSEE to M.I.T. under this License Agreement.

                 8.4 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, M.I.T. MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY M.I.T. THAT THE PRACTICE BY LICENSEE OF THE LICENSE GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY.

                          ARTICLE 9 - EXPORT CONTROLS

                 It is understood that M.I.T. is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. M.I.T. neither represents that a license shall not be required nor that, if required, it shall be issued.

                         ARTICLE 10 - NON-USE OF NAMES

                 LICENSEE shall not use the names or trademarks of the Massachusetts Institute of Technology nor of Pennsylvania Research Corporation nor of Pennsylvania State University, nor any adaptation thereof, nor the names of any of their employees, in any advertising, promotional or sales literature without prior written consent obtained from M.I.T., PRC or said employee, in each case, except that LICENSEE may state that it is licensed by M.I.T. under one or more of the patents and/or applications comprising the PATENT RIGHTS.

                            ARTICLE 11 - ASSIGNMENT

                 This Agreement is not assignable except by LICENSEE in conjunction with substantially all of the assets of LICENSEE which relate to the business of vaccines and immunotherapeutics. Any other attempt to do so is void.

                         ARTICLE 12- DISPUTE RESOLUTION

                 12.1 For any and all claims, disputes or controversies arising under, out of, or in connection with this Agreement, including any dispute relating to patent validity or infringement, which the parties shall be unable to resolve within sixty (60) days, the party raising such dispute shall promptly advise the other party of such claim, dispute or controversy in a writing which describes in reasonable detail the nature of such dispute. By not later than five (5) business days after the recipient has received such notice of dispute, each party shall have selected for itself a representative who shall have the authority to bind such party, and shall additionally have advised the other party in writing of the name and title of such representative. By not later than ten (10) business days after the date of such notice of dispute, such representatives shall schedule a date for a mediation hearing with the Cambridge Dispute Settlement Center or Endispute Inc. in Cambridge, Massachusetts. If the representatives of the parties have not been able to resolve the dispute within fifteen (15) business days after such mediation hearing, the parties shall have the right to pursue any other remedies legally available to resolve such dispute in either the Courts of the Commonwealth of Massachusetts or in the United States District Court for the District of Massachusetts, to whose jurisdiction for such purposes M.I.T. and LICENSEE each hereby irrevocably consents and submits.

The information below marked by [****] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.

                 12.2 Notwithstanding the foregoing, nothing in this Article shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.

                            ARTICLE 13 - TERMINATION

                 13.1 If LICENSEE shall cease to carry on its business, this Agreement shall terminate upon notice by M.I.T.

                 13.2 Should LICENSEE fail to make any payment whatsoever due and payable to M.I.T. hereunder, M.I.T. shall have the right to terminate this Agreement effective on thirty (30) days' notice, unless LICENSEE shall make all such payments to M.I.T. within said thirty (30) day period. Upon the expiration of the thirty (30) day period, if LICENSEE shall not have made all such payments to M.I.T., the rights, privileges and license granted hereunder shall automatically terminate.

                 13.3 Upon any material breach or default of this Agreement by LICENSEE, other than those occurrences set out in Paragraphs 13.1 and 13.2 hereinabove, which shall always take precedence in that order over any material breach or default referred to in this Paragraph 13.3, M.I.T. shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder effective on ninety (90) days' notice to LICENSEE. Such termination shall become automatically effective unless LICENSEE shall have cured any such material breach or default prior to the expiration of the ninety
(90) day period. The above notwithstanding, if LICENSEE is in breach of Article 3, but otherwise in compliance with the terms of this Agreement [****]

                 13.4     [****]

                 13.5 LICENSEE shall have the right to terminate this Agreement at any time on six (6) months' notice to M.I.T., and upon payment of all amounts due M.I.T. through the effective date of the termination.

                 13.6 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. LICENSEE and any sublicensee thereof may, however, after the effective date of such termination, sell all LICENSED PRODUCTS, and complete LICENSED PRODUCTS in the process of manufacture at the time of such termination and sell the same, provided that LICENSEE shall pay to M.I.T. the Running Royalties thereon as required by Article 4 of this Agreement and shall submit the reports required by Article 5 hereof on the sales of LICENSED PRODUCTS.

                 13.7 Upon termination of this Agreement for any reason, any sublicensee not then in default shall have the right to seek a license from M.I.T., M.I.T. agrees to negotiate such licenses in good faith under reasonable terms and conditions.

             ARTICLE 14- PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

                 Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:


                 In the case of M.I.T.:

                 Director
                 Technology Licensing Office
                 Massachusetts Institute of Technology
                 Room E32-300
                 Cambridge, Massachusetts 02139

                 In the case of LICENSEE:

                 President
                 Virus Research Institute
                 840 Memorial Drive
                 Cambridge, MA 02139


                     ARTICLE 15 - MISCELLANEOUS PROVISIONS

                 15.1 This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

                 15.2 The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

                 15.3 The provisions of this Agreement are severable, in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

                 15.4 LICENSEE agrees to mark the LICENSED PRODUCTS sold in the United States with all applicable United States patent numbers. All LICENSED PRODUCTS shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

                 15.5 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

                 IN WITNESS WHEREOF the parties have duly executed this Agreement the day and year set forth below.

MASSACHUSETTS INSTITUTE OF                         VIRUS RESEARCH INSTITUTE
TECHNOLOGY


By /s/ John T. Preston                             By /s/ John W. Littlechild
   --------------------------------------             -------------------------
Title Director, Technology License Office          Title President
      -----------------------------------                ----------------------
Date  12/5/91                                      Date  12/6/91
      -----------------------------------                ----------------------

The information below marked by [****] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.

                                   APPENDIX A

                                     [****]

The information below marked by [****] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.

                                   APPENDIX B

                                     [****]

The information below marked by [****] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.

                                   APPENDIX C

                     MASSACHUSETTS INSTITUTE OF TECHNOLOGY

                          OFFICE OF SPONSORED PROGRAMS

RESEARCH AGREEMENT between the MASSACHUSETTS INSTITUTE OF
         TECHNOLOGY, hereinafter referred to as "the Institute" and the VIRUS RESEARCH INSTITUTE, hereinafter referred to as "the Sponsor".

WHEREAS, the research program contemplated by this Agreement is of mutual interest and benefit to the Institute and to the Sponsor, and will further the instructional and research objectives of the Institute in a manner consistent with its status as a non-profit, tax-exempt, educational institution.

NOW, THEREFORE, the parties hereto agree as follows:

         1.      STATEMENT OF WORK. [****]

         2.      PRINCIPAL INVESTIGATOR. [****]

         3.      PERIOD OF PERFORMANCE. [****]

         4.      REIMBURSEMENT OF COSTS. [****]

The information below marked by [****] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.

         5. PAYMENT. Payments shall be made to the Institute by the Sponsor in advance on the following basis:

                 [****]

         6. TERMINATION. Performance under this Agreement may be terminated by the Sponsor upon six months written notice; performance may be terminated by the Institute if circumstances beyond its control preclude continuation of the research. Upon termination, the Institute will be reimbursed as specified in Article 4 for all costs and non-cancelable commitments incurred in the performance of the research, such reimbursement not to exceed the total estimated project cost specified in Article 4.

         7. PUBLICATIONS. The Institute will be free to publish the results of research under this Agreement; provided that a copy of each publication will be provided to the Sponsor at least thirty (30) days in advance of publication and, if the publication would disclose a patentable invention, the Institute will delay publication for an additional sixty (60) days to enable the Institute or Sponsor to file a patent application in accordance with Section 8.

         8.      INTELLECTUAL PROPERTY.

                 A. Title to any invention conceived or first reduced to practice in the performance of the research program shall remain with the Institute which shall have the sole right to determine the disposition of any inventions or other rights resulting therefrom, including the right to determine whether or not a patent application will be filed, and shall so notify the Sponsor.

The information below marked by [****] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.

                 B. In the event that a patent application on such an invention is filed by the Institute, the Sponsor (subject to third party rights, if any, in such invention) shall be entitled to elect one of the following alternatives by notice in writing to the Institute within six (6) months after notification to the Sponsor that a patent application has been filed:

                          1.      [****]

                          2.      [****]

                          3.      [****]

                 C. In the event that the Sponsor has not elected any of the foregoing alternatives within six (6) months after notification that a patent application has been filed, the Sponsor shall be deemed to have elected alterative 3. above.

                 D.       [****]

                 E. In the event that the Institute declines to file a patent application, the Sponsor may file in the United States and/or elsewhere, in the name of the Institute, and shall be entitled to elect between the above alternatives no later than six (6) months after such filing date.

                 F. Inventions made jointly by employees of the Institute and employees of the Sponsor shall be owned jointly by the Institute and the Sponsor and, in the absence of any further agreement, the Institute and the Sponsor shall each have the independent right to use and/or license the jointly owned invention(s). The Institute shall grant to Sponsor the same option and license rights to the Institute's rights in jointly owned invention(s) as are granted to the Sponsor in Paragraph 8B above.

                 G. The Sponsor shall retain all invention disclosures submitted by the Institute in confidence and use its best efforts to prevent their disclosure to third parties. The Sponsor shall be relieved of this obligation only when this information becomes publicly available through no fault of the Sponsor.

                 H. Title to and the right to determine the disposition of any copyrights or copyrightable material first produced or composed in the performance of this research shall remain with the Institute. The Institute shall grant to the Sponsor an irrevocable, royalty-free, non-transferable, non-exclusive right and license to use, reproduce, display, distribute, translate and perform, all such copyrightable materials other than computer software and its documentation. The Institute shall grant to the Sponsor an irrevocable, royalty-free, non-transferable, non-exclusive right and license to use, reproduce, display, translate and perform computer software and its documentation specified to be developed and delivered under the Statement of Work for Sponsor's internal (non-commercial) research purposes. Sponsor may elect to negotiate a non-exclusive (or exclusive subject to third party rights, if any) royalty-bearing license to use, reproduce, display, distribute, translate and perform such computer software and its documentation for commercial purposes (in a designated field of use, where appropriate). Computer software for which a patent application is filed shall be subject to paragraph B. above.

                 I. In the event that the Institute elects to establish property rights other than patents to any tangible research property (TRP), e.g., biological materials, developed during the course of the research, the Institute and the Sponsor will determine disposition of rights to such property by separate agreement. The Institute will, at a minimum, reserve the right to use and distribute TRP for non-commercial research purposes.

                 J. All licenses elected by Sponsor pursuant to this clause become effective as of the date the parties sign a subsequent license agreement, and shall survive termination or expiration of this Agreement.

         9. USE OF NAMES. Neither party will use the name of the other in any advertising or other form of publicity without the written permission of the other, in the case of the Institute, that of the Director of the News Office.

         10. NOTICES. Any notices required to be given or which shall be given under this Agreement shall be in writing delivered by first class air mail or telex addressed to the parties as follows:

                 MASSACHUSETTS INSTITUTE                    SPONSOR
                 OF TECHNOLOGY

                 Mr. George H. Dummer, Director             Virus Research
                 Office of Sponsored Programs, E19-702      Institute, Inc.
                 Massachusetts Institute of Technology      840 Memorial Drive
                 77 Massachusetts Avenue                    Cambridge, MA 02139
                 Cambridge, MA 02139


                 In the event notices, statements and payments required under this Agreement are sent by certified or registered mail by one party to the party entitled thereto at its above address, they shall be deemed to have been given or made as of the date so mailed.

         11. ASSIGNMENT. This agreement shall be binding upon and inure to the benefit of the parties hereto and the successors to substantially the entire business and assets of the respective parties hereto. This Agreement shall not be assignable by either party without the prior written consent of the other party; any attempted assignment is void.

         12. GOVERNING LAW. The validity and interpretation of this agreement and the legal relation of the parties to it shall be governed by the laws of the Commonwealth of Massachusetts.

         13. ENTIRE AGREEMENT. Unless otherwise specified, this Agreement embodies the entire understanding between the Institute and the Sponsor for this project, and any prior or contemporaneous representations, either oral or written are hereby superseded. No amendments or changes to this Agreement including without limitation, changes in the statement of work, total estimated cost, and period of performance, shall be effective unless made in writing and signed by authorized representatives of the parties.


                 MASSACHUSETTS INSTITUTE            SPONSOR
                 OF TECHNOLOGY

                 By /s/ David J. Harrigan           By /s/ John W. Littlechild
                    ----------------------------       -------------------------
                        Associate Director/
                        Office of Sponsored
                 Title  Programs                    Title  President
                        ------------------------           ---------------------

                 Date   12/5/91                     Date   12/6/91
                        ------------------------           ---------------------

The information below marked by [****] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.

                                FIRST AMENDMENT

                 This Amendment is to the License Agreement with the Effective Date of December 6, 1991 between MASSACHUSETTS INSTITUTE OF TECHNOLOGY and VIRUS RESEARCH INSTITUTE, INC.

                 The parties thereto now further agree as follows:

1.       [****]

2. LICENSEE shall pay to M.I.T., in addition to the fees and royalties due under Article IV of the License Agreement, the following fees:

         a)      [****]

         b)      [****]

3.       [****]

4. The effective date of this Amendment shall be the last date of the signatures below. Agreed to for:

     MASSACHUSETTS INSTITUTE OF            VIRUS RESEARCH INSTITUTE, INC.
                 TECHNOLOGY

By /s/ John T. Preston                     By /s/ Bryan E. Roberts
   ---------------------------------          ----------------------------------

Title Director, Technology Licensing       Title V.P., Research & Development
      ------------------------------             -------------------------------

Date 9-17-92                               Date 9-17-92
     -------------------------------            --------------------------------